Filed Pursuant to
                                                                  Rule 424(b)(2)

                                                                             Y
                              FEBRUARY 10, 1997
                      SUPPLEMENT NO. 5 TO PROSPECTUS FOR
                    BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                                    DATED
                                 MAY 1, 1996


                  (SUPPLEMENT OFFERING BCTC IV SERIES 29 AND
                 IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)
This Supplement is part of, and should be read in conjunction with, the Prospectus of the Fund. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus. This Supplement No. 5 supersedes all previous supplements to the Prospectus.


Status of BCTC IV Series 28
The Fund received orders for a total of 4,000,000 BACs ($39,999,000) with respect to Series 28, and issued the last of such Series 28 BACs on January 31, 1997. The aggregate fees paid as of January 31, 1997 to the General Partner and Affiliates with respect to Series 28 were $4,719,882. No additional BACs will be offered with respect to Series 28. The Fund has issued a total of 27,313,852 BACs, raised $273,114,000 and admitted 16,590 Investors with respect to Series 20 through 28. (See "Prior Performance of the General Partner and its Affiliates" in the Prospectus.)



Offering of BCTC IV Series 29
The Fund is offering, effective February 10, 1997, the tenth series of BACs ("Series 29") consisting of 4,000,000 BACs, with a minimum required investment of five hundred BACs at $10 per BAC ($5,000) per Investor, on the terms and conditions as are set forth in the Prospectus. No BACs in Series 29 will be issued unless at least 250,000 BACs in such series are sold. The offering of BACs in Series 29 will not exceed 12 months.


   THE PURCHASE OF BACS IN SERIES 29 WILL NOT ENTITLE THE INVESTOR TO ANY INTEREST IN ANY OTHER SERIES OF THE FUND NOR ANY INTEREST IN BOSTON CAPITAL TAX CREDIT FUND LIMITED PARTNERSHIP, OR BOSTON CAPITAL TAX CREDIT FUND II LIMITED PARTNERSHIP, OR BOSTON CAPITAL TAX CREDIT FUND III L.P.


   The Fund anticipates acquiring, on behalf of Series 29, limited partnership interests in the twenty-two (22) Operating Partnerships more fully described hereinafter (the "Operating Partnerships") pursuant to the provisions of "Investment Objectives and Acquisition Policies," as set forth in the Prospectus. The Operating General Partners (or affiliates thereof) with respect to certain of the Operating Partnerships described below are general partners of other operating partnerships which have been invested in by the Fund on behalf of other series and/or other partnerships affiliated with the General Partner. (See "Conflicts of Interest" in the Prospectus). A significant portion of the funds invested by the Fund in each Operating Partnership will be used to pay fees and expenses to the Operating General Partners. (See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.)


   The following disclosure changes the tax credit investment objective from the annual $1.20 to $1.40 per BAC which appears in the Prospectus and supersedes any contrary disclosure in the Prospectus.

   The Fund will endeavor to invest in Operating Partnerships with a goal of generating tax credits for allocation to Investors, upon completion and occupancy of all Apartment Complexes, averaging approximately $1.10 to $1.30 per BAC annually in Series 29, which would be the equivalent of an approximate 11%-13% annual Tax Credit as a percentage of capital invested, for the ten year credit period applicable to each Apartment Complex in which Series 29 invests. (See "Investment Objectives and Acquisition Policies" in the Prospectus.) This assumes: (a) the applicability of current tax laws and regulations and current interpretations of such laws and regulations by the courts; (b) each of such Apartment Complexes is occupied with qualifying individuals throughout the 15-year Fed-eral Housing Tax Credit compliance period; and (c) BAC Holders are unable to use any passive tax losses generated by the Fund. These investment objectives do not represent yield or return on investment.

   Assuming: none of the Apartment Complexes invested in by a Series has any value at the end of the 15-year Federal Housing Tax Credit compliance period applicable to the investments of a Series and at such time if an Investor uses the suspended passive losses equal to the unreturned Capital Contribution, the equivalent tax-free internal rate of return would be approximately 5.2%-7.1% for Investors with taxable income which is taxed at that time in the 15%-39.6% tax brackets, respectively. (See "Federal Income Tax Matters--Passive Loss and Tax Credit Limitations" for a discussion of offsetting an Investor's loss of Capital Contribution against active income.) If the Apartment Complexes appreciate in value, such increased value can be recognized through sales of Operating Partnership Interests or the sale or refinancing of Apartment Complexes (even though the restrictions and compliance requirements of the Federal Housing Tax Credit program will continue to apply to such Apartment Complexes at that time), and Investors receive distributions from such sales, the equivalent tax-free internal rate of return will be greater.

   The selection of an 11%-13% annual Tax Credit as a percentage of capital invested, as an investment objective, has been made by the Fund after consulting with the Dealer-Manager regarding tax-free returns currently available to investors in other similar tax credit investments. Pursuant to the rules for the allocation of Federal Housing Tax Credits, the Fund's investment goal is for the following annual tax-free amounts (for each $10,000 investment in Series 29): $300-$400 in 1997; $600-$800 in 1998;
$1,100-$1,300 in 1999-2006; $800-$1,100 in 2007; and $200-$400 in 2008. This
statement of Tax Credit investment goal does not represent a forecast of anticipated Tax Credits to be obtained nor does it represent a yield or return on investment. Rather it represents an investment goal of the Fund under the rules for allocation of Tax Credits for the credit period applicable to the Fund's anticipated Series 29 investments. As there is no assurance that the value of the Fund's assets will equal such amount or that such distributions will be made, there is no assurance that any particular tax-free internal rate of return will be achieved. (See "Tax Credit Programs--The Federal Housing Tax Credit," commencing at page 64 of the Prospectus, for a discussion of the allocation of Federal Housing Tax Credits during the applicable credit period.)

   The Fund's investment in Operating Partnerships on behalf of Series 29 will be consistent with the provisions of the Prospectus relating to the investment in Operating Partnerships. (See, particularly, "Investment Objectives and Acquisition Policies," "Investment in Operating Partnerships," and "Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals.")

   THE POTENTIAL OPERATING PARTNERSHIP INTERESTS IDENTIFIED BELOW RELATE ONLY TO BCTC IV--SERIES 29.


   While the General Partner believes that the Fund, on behalf of Series 29, is reasonably likely to acquire interests in the Operating Partnerships which are developing or will develop, as applicable, the Apartment Complexes described hereinafter, the Fund may not be able to do so as a result of additional information or changes in circumstances. Before any such acquisition is made, the General Partner will continue and complete its due diligence review as to the applicable Operating Partnership and the related Apartment Complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors; if any significant adverse information is obtained by the General Partner, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. If such interests are acquired, the terms may differ materially from those described below. Accordingly, Investors should not rely on the ability of the Fund to invest in these Apartment Complexes or under the described investment terms in deciding whether to invest in the Fund. The anticipated acquisition of the Operating Partnership Interests described hereinafter represents approximately 85% of the total equity which the Fund currently expects to invest in Operating Partnerships on behalf of Series 29.

Management's Discussion and Analysis of Financial Condition and Results of Operations
Since Series 29 is currently in the offering phase it has no material assets nor any operating history. The twenty- two (22) Operating Partnerships in which Interests are currently expected to be acquired, and the respective Operating General Partners, are as follows:


                    Partnership                             General Partner(s)
--------------------------------------------------- -----------------------------------
1.       Arbor Park L.P.                            J. H. Thames, Jr.
          (the "Arbor Park Partnership")
2.       Homes for Annapolis L.P.                   Homes Development Corporation
          (the "Bay Forest Partnership")             CP Annapolis LLC
3.       Bent Tree Apartments L.P.                  William S. Swan
          (the "Bent Tree Partnership")
4.       Collins L.P.                               Intervest Corporation
          (the "Collins Partnership")
5.       Dogwood L.P.                               Humphrey-Stavrou & Associates
          (the "Dogwood Partnership")
6.       Emerald Trace L.P.                         Joyce Middleton
          (the "Emerald Trace Partnership")
7.       Forest Hill L.P.                           First Centrum Corporation
          (the "Forest Hill Partnership")
8.       Glenbrook Apartments L.P.                  William S. Swan
          (the "Glenbrook Partnership")
9.       Lake Hickory L.P.                          Intervest Corporation
          (the "Lake Hickory Partnership")
10.      Lincoln Hotel L.P.                         Barone, Galasso & Associates
          (the "Lincoln Hotel Partnership")
11.      Lutkin Bayou L.P.                          Intervest Corporation
          (the "Lutkin Bayou Partnership")
12.      East Bridge Street L.P.                    Mill Development Corporation
          (the "Mill Partnership")
13.      Newton L.P.                                Intervest Corporation
          (the "Newton Partnership")
14.      Northway Drive L.P.                        Elaina D. Glockzin
          (the "Northway Partnership")
15.      Ozark L.P.                                 Intervest Corporation
          (the "Ozark Partnership")
16.      Palmetto Place L.P.                        M. Riemer Calhoun, Jr.
          (the "Palmetto Place Partnership")
17.      Pecan Hill Apartments L.P.                 William S. Swan
          (the "Pecan Hill Partnership")

                                     S-3


                    Partnership                             General Partner(s)
--------------------------------------------------- -----------------------------------
18.      Poplarville Housing L.P.                   Intervest Corporation
          (the "Poplarville Partnership")
19.      Quail Run Apartments L.P.                  William S. Swan
          (the "Quail Run Partnership")
20.      Rhome Apartments L.P.                      William S. Swan
          (the "Rhome Partnership")
21.      Westfield Apartments L.P.                  M. Riemer Calhoun, Jr.
          (the "Westfield Partnership")
22.      Willow Point III L.P.                      J. H. Thames, Jr.
          (the "Willow Point Partnership")

   Permanent Mortgage Loan financing for the Apartment Complexes described herein is being or will be provided from a variety of sources, as described below. It is anticipated that all of the dwelling units in the Apartment Complexes identified herein will be eligible for Federal Housing Tax Credits. The Apartment Complexes described in this Supplement are anticipated to complete construction or rehabilitation, as applicable, during 1997 and 1998. Certain of the Apartment Complexes, as described below, have not yet begun construction. Delays in construction could occur with respect to Apartment Complexes currently under construction or as to which construction has not yet commenced, which could result in delay or reduction in achieving Tax Credits. (See "Risk Factors--Tax Risks Associated with the Fund's Investments" in the Prospectus.) The General Partner believes that each of the Apartment Complexes has or will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the Apartment Complexes and the anticipated terms of investment in each Operating Partnership.

   The Priority Return Base for Series 29 is $1.20 per BAC (12%). (See "Glossary" at page 163 of the Prospectus for the definition of the term "Priority Return Base.") Investors should note that the "Priority Return Base" is the level of return that must be provided to Investors before the General Partner may receive a 5% share in the proceeds from the sale or refinancing of Apartment Complexes or Operating Partnership Interests. (See "Liquidation Phase" at page 49 of the Prospectus.) In establishing the Priority Return Base, the General Partner is not representing that the Fund is expected to provide this level of return to Investors. The General Partner will receive fees and compensation for services prior to BAC Holders receiving the Priority Return.

   INFORMATION CONCERNING THE APARTMENT COMPLEXESINFORMATION CONCERNING THE APARTMENT COMPLEXES--(Continued)

                                    Number   Basic      Government      Permanent    Mortgage Annual                       Annual
      Partnership     Location of     of   Monthly(1)   Assistance       Mortgage    Interest Reserve                     Management
          Name          Property     Units   Rents     Anticipated         Loan        Rate   Amount  Management Agent      Fee
    --------------- --------------- ------  ------------------------  --------------  ------- -------  ----------------  -----------
1.  Arbor Park      Jackson,          160   $371  1BR   Tax Exempt    Compass Bank,     7%    $32,000 Park Development 5% of net
    Partnership     Mississippi             $437  2BR      Bond            N.A.                                        rental
                                            $494  3BR   Financing       $5,700,000                                     income
                                                          issued           (4)
                                                       through the
                                                         City of
                                                         Jackson,
                                                       Mississippi
                                                           (4)
2.  Bay Forest      Annapolis,        120   $491-        Elderly         Midland      9.75%   $18,000 Boston Financial  6% of net
    Partnership     Maryland                $589  1BR   Apartment        Mortgage                     Property          rental
                                            $590-      Development      Investment                    Management        income
                                            $708  2BR   Program(b)        Group
                                                        Community     $3,886,000(a)
                                                       Development     Anne Arundel     3%
                                                       Block Grant        County
                                                        Program(c)     $786,790(b)
                                                           (5)           City of        0%
                                                                        Annapolis
                                                                       $200,000(c)
                                                                           (5)
3.  Bent Tree       Jacksboro,         18   $228  1BR FmHA Sec. 515      $618,390     1% (2)  $ 5,400 Swan Management  $22 per
    Partnership     Texas                               with 100%                                                      occupied
                                                          rental                                                       unit per
                                                        assistance                                                     month
4.  Collins         Collins,           36   $217  1BR FmHA Sec. 515      $981,456     1% (2)  $ 9,900 Intervest        $21 per
    Partnership     Mississippi                         with 100%                                     Management       occupied
                                                          rental                                                       unit per
                                                        assistance                                                     month
5.  Dogwood         Appomattox,        48   $260  1BR FmHA Sec. 515     $1,524,476    1% (2)  $13,200 Humphrey         $18 per
    Partnership     Virginia                $290  2BR   with 100%                                     Management       occupied
                                            $300  3BR     rental                                                       unit per
                                                        assistance                                                     month
6.  Emerald Trace   Ruston,            48   $244-          HOME          Premier       9.5%   $ 9,600 Middleton        6% of net
    Partnership     Louisiana               $304  1BR   Investment      Bank, N.A.                    Management,      rental
                                            $285-      Partnerships    $744,800(a)                    Inc.             income
                                            $358  2BR   Program(b)      Louisiana       4%
                                            $396  3BR      (6)           Housing
                                                                         Finance
                                                                          Agency
                                                                       $420,000(b)
                                                                           (6)

                                     S-5


                                    Number   Basic      Government      Permanent    Mortgage Annual                     Annual
      Partnership     Location of     of   Monthly(1)   Assistance       Mortgage    Interest Reserve                   Management
          Name          Property     Units   Rents     Anticipated         Loan        Rate   Amount  Management Agent     Fee
    --------------- --------------- ------  ------------------------  --------------  ------- -------  ----------------  -----------
7.  Forest Hill     Richmond,         85    $435-        Federal         Midland        9%    $14,875 Elder Homes      5% of net
    Partnership     Virginia                $528  1BR  Housing Tax      Affordable                    Corporation      rental
                                            $529-        Credits         Housing                                       income
                                            $640  2BR                  Group Trust
                                                                        $2,755,000
                                                                           (7)
8.  Glenbrook       Saint Joseph,     18    $219  1BR FmHA Sec. 515      $547,650     1% (2)  $ 5,400 Swan Management  $22 per
    Partnership     Texas                               with 100%                                                      occupied
                                                          rental                                                       unit per
                                                        assistance                                                     month
9.  Lake Hickory    Lake Hickory,     24    $228  2BR FmHA Sec. 515      $838,642     1% (2)  $ 6,600 Intervest        $21 per
    Partnership     Mississippi                         with 100%                                     Management       occupied
                                                          rental                                                       unit per
                                                        assistance                                                     month
10. Lincoln Hotel   San Diego,        41    $200  0BR  Disposition       Savings       9.5%   $ 5,000 Barone,          5% of net
    Partnership     California                         Development     Associations                   Gelasso &        rental
                                                     Loan Program(b)     Mortgage                     Associates       income
                                                           (8)           Company
                                                                       $205,000(a)
                                                                        San Diego       3%
                                                                      Redevelopment
                                                                          Agency
                                                                       $558,000(b)
                                                                           (8)
11. Lutkin Bayou    Drew,             32    $234  1BR FmHA Sec. 515      $644,652     1% (2)  $ 8,800 Intervest        $21 per
    Partnership     Mississippi                         with 100%                                     Management       occupied
                                                          rental                                                       unit per
                                                        assistance                                                     month
12. Mill            Saugerties,       90    $437  0BR  Secured Loan      New York     8.75%   $18,000 Jobco            5% of net
    Partnership     New York                $475  1BR     Rental      State Housing                   Management,Inc.  rental
                                                         Housing      Finance Agency
                                                        Program(a)    $2,174,000(a)
                                                       Acquisition       New York
                                                      Rehabilitation  State Housing     1%
                                                     Loan Program(b)    Trust Fund
                                                           (9)         $600,000(b)
                                                                           (9)
13. Newton          Newton,           32    $219  1BR FmHA Sec. 515      $934,135     1% (2)  $ 8,800 Intervest        $21 per
    Partnership     Mississippi                         with 100%                                     Management       occupied
                                                          rental                                                       unit per
                                                        assistance                                                     month

                                     S-6


                                    Number   Basic      Government      Permanent    Mortgage Annual                     Annual
      Partnership     Location of     of   Monthly(1)   Assistance       Mortgage    Interest Reserve                   Management
          Name          Property     Units   Rents     Anticipated         Loan        Rate   Amount  Management Agent     Fee
    --------------- --------------- ------  ------------------------  --------------  ------- -------  ----------------  -----------
14. Northway        Nacogdoches,      70    $265-      Federal HOME       First         9%    $10,500 Summit Management 6% of
    Partnership     Texas                   $328  1BR     Funds          National                     Corporation       net rental
                                            $313-       Program(b)         Bank                                         income
                                            $389  2BR      (10)       $1,262,000(a)
                                            $350-                         Texas         3%
                                            $437  3BR                 Department of
                                                                       Housing and
                                                                        Community
                                                                         Affairs
                                                                       $391,000(b)
                                                                           (10)
15. Ozark           Poplarville,      16    $224  1BR FmHA Sec. 515      $384,448     1% (2)  $ 4,400 Intervest        $21 per
    Partnership     Mississippi                         with 100%                                     Management       occupied
                                                          rental                                                       unit per
                                                        assistance                                                     month
16. Palmetto        Benton,           40    $243-          HOME          Premier        8%    $ 8,000 TF Management,   5% of net
    Place           Louisiana               $300  2BR   Investment      Bank, N.A.                    Inc.             rental
    Partnership                             $345  3BR  Partnerships    $350,000(a)                                     income
                                                        Program(b)      Louisiana       4%
                                                           (11)          Housing
                                                                         Finance
                                                                          Agency
                                                                       $380,000(b)
                                                                           (11)
17. Pecan Hill      Bryson,           16    $212  1BR FmHA Sec. 515      $395,120     1% (2)  $ 4,800 Swan Management  $22 per
    Partnership     Texas                               with 100%                                                      occupied
                                                          rental                                                       unit per
                                                        assistance                                                     month
18. Poplarville     Poplarville,      16    $228  1BR FmHA Sec. 515      $410,574     1% (2)  $ 4,400 Intervest        $21 per
    Partnership     Mississippi                         with 100%                                     Management       occupied
                                                          rental                                                       unit per
                                                        assistance                                                     month
19. Quail Run       Iowa Park,        16    $223  1BR FmHA Sec. 515      $362,793     1% (2)  $ 4,800 Swan Management  $22 per
    Partnership     Texas                               with 100%                                                      occupied
                                                          rental                                                       unit per
                                                        assistance                                                     month
20. Rhome           Rhome,            18    $228  1BR FmHA Sec. 515      $531,300     1% (2)  $ 5,400 Swan Management  $22 per
    Partnership     Texas                               with 100%                                                      occupied
                                                          rental                                                       unit per
                                                        assistance                                                     month

                                     S-7


                                    Number   Basic      Government      Permanent    Mortgage Annual                     Annual
      Partnership     Location of     of   Monthly(1)   Assistance       Mortgage    Interest Reserve                   Management
          Name          Property     Units   Rents     Anticipated         Loan        Rate   Amount  Management Agent     Fee
    --------------- --------------- ------  ------------------------  --------------  ------- -------  ----------------  -----------
21. Westfield       Welsh,             40   $256 2BR       HOME          Premier        8%    $ 8,000 TF Management,   5% of net
    Partnership     Louisiana               $340 3BR    Investment      Bank, N.A.                    Inc.             rental
                                                       Partnerships    $330,000(a)                                     income
                                                        Program(b)      Louisiana       4%
                                                           (12)          Housing
                                                                         Finance
                                                                          Agency
                                                                       $350,000(b)
                                                                           (12)
22. Willow Point    Jackson,          120   $371 1BR    Tax Exempt    Compass Bank,     7%    $24,000 Park Development 5% of net
    Partnership     Mississippi             $437 2BR       Bond            N.A.                                        rental
                                            $494 3BR    Financing       $4,300,000                                     income
                                                          issued           (13)
                                                       through the
                                                         City of
                                                         Jackson,
                                                       Mississippi
                                                           (13)

 (1) Exclusive of utilities, unless indicated otherwise.

 (2) FmHA 515 loan with a term of 50 years, a stated interest rate of between 7.5% and 9.5%; written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50 year amortization schedule.

 (3) Except as and to the extent noted in the following footnote, the terms of all permanent mortgage loans described in the following footnotes, which have a term to maturity which is shorter than the term employed for the amortization schedule, provide or are expected to provide that the entire outstanding balance of principal of and interest on such permanent mortgage loan shall be due and payable in full at the maturity of such mortgage loan.

 (4) The terms of the Arbor Park Partnership's anticipated permanent first mortgage loan in the amount of $5,700,000 are expected to include a term of 5 years, an interest rate of 7% and payments of principal and interest on the basis of a 30 year amortization schedule.

 (5) (a) The terms of the Bay Forest Partnership's anticipated permanent first mortgage loan in the amount of $3,886,000 are expected to include a term of 30 years, an interest rate of 9.75% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Bay Forest Partnership's anticipated permanent second mortgage loan in the amount of $786,790 are expected to include a term of 30 years, an interest rate of 3% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

     (c) The terms of the Bay Forest Partnership's anticipated permanent third mortgage loan in the amount of $200,000 are expected to include a term of 30 years, an interest rate of 0% and payment of principal on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent third mortgage loan will provide for the deferral and accrual of payment of principal based on available cash flow, and for the payment of the entire outstanding balance of principal at the end of the 30-year term.

 (6) (a) The terms of the Emerald Trace Partnership's anticipated permanent first mortgage loan in the amount of $744,800 are expected to include a term of 40 years, an interest rate of 9.5% and payments of principal and interest on the basis of a 40 year amortization schedule.

     (b) The terms of the Emerald Trace Partnership's anticipated permanent second mortgage loan in the amount of $420,000 are expected to include a term of 20 years, an interest rate of 4% and payments of principal and interest on the basis of a 20 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 20-year term.


 (7) The terms of the Forest Hill Partnership's anticipated permanent first mortgage loan in the amount of $2,755,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.

 (8) (a) The terms of the Lincoln Hotel Partnership's anticipated permanent first mortgage loan in the amount of $205,000 are expected to include a term of 30 years, an interest rate of 9.5%, which will adjust every 10 years with a maximum adjustment of 4%, and payments of principal and interest on the basis of a 30 year amortization schedule to that amount which is the yield on the 30 year U.S. Treasury bond plus 3%.

     (b) The terms of the Lincoln Hotel Partnership's anticipated permanent second mortgage loan in the amount of $558,000 are expected to include a term of 30 years, an interest rate of 3% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

 (9) (a) The terms of the Mill Partnership's anticipated permanent first mortgage loan in the amount of $2,174,000 are expected to include a term of 30 years, an interest rate of 8.75% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Mill Partnership's anticipated permanent second mortgage loan in the amount of $600,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.


(10) (a) The terms of the Northway Partnership's anticipated permanent first mortgage loan in the amount of $1,262,000 are expected to include a term of 15 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.



     (b) The terms of the Northway Partnership's anticipated permanent second mortgage loan in the amount of $391,000 are expected to include a term of 30 years, an interest rate of 3% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.



(11) (a) The terms of the Palmetto Place Partnership's anticipated permanent first mortgage loan in the amount of $350,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30 year amortization schedule.


     (b) The terms of the Palmetto Place Partnership's anticipated permanent second mortgage loan in the amount of $380,000 are expected to include a term of 30 years, an interest rate of 4% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.


(12) (a) The terms of the Westfield Partnership's anticipated permanent first mortgage loan in the amount of $330,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30 year amortization schedule.


     (b) The terms of the Westfield Partnership's anticipated permanent second mortgage loan in the amount of $350,000 are expected to include a term of 30 years, an interest rate of 4% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.


(13) The terms of the Willow Point Partnership's anticipated permanent first mortgage loan in the amount of $4,300,000 are expected to include a term of 5 years, an interest rate of 7% and payments of principal and interest on the basis of a 30 year amortization schedule.

TERMS OF INVESTMENT IN OPERATING PARTNERSHIPSTERMS OF INVESTMENT IN OPERATING PARTNERSHIPS--(Continued)

                                  Ownership                                          Fund's
                                 Interest (%)                                      Approximate
                                   Profits,                                          Average    Development    Annual       Asset
                                   Losses,    Operating                              Annual     Fee/Other    Partnership  Management
                   BCTC IV       Credit/Net    General    Operating     Operating  Anticipated Distributions Management     Fee to
      Partnership  Capital          Cash       Partner     Deficit    Partnership's  Federal    to Operating   Fee to      Boston
          Name   Contribution   Flow/Backend Contribution Guarantee    Credit Base   Credit         GP       Operating GP  Capital
    ------------------------- -------------- ------------------------ ------------- ----------- ------------ ------------ ----------
 1. Arbor Park    $2,792,272      99/50/50      $   100   Unlimited
    Partnership                                            in time
                                                          and amount   $11,549,865  $423,072   $1,000,000    $10,000      $10,000
 2. Bay Forest    $4,110,626      99/25/25      $   100   Unlimited
    Partnership                                           in amount
                                                         for 5 years   $ 7,677,903  $652,480   $1,069,178    $10,000      $30,000
 3. Bent Tree     $  157,010      99/50/50      $11,432   Unlimited
    Partnership                                           in amount
                                                         for 15 years  $   682,222  $ 24,922    $  88,746    $   500      $   500
 4. Collins       $  282,025      99/50/50      $17,812   Unlimited
    Partnership                                           in amount
                                                         for 10 years  $ 1,286,694  $ 47,004    $ 207,439    $   500      $   500
 5. Dogwood       $  409,116      99/50/50      $ 7,200   Unlimited
    Partnership                                           in amount
                                                         for 5 years   $ 1,806,314  $ 65,986    $  82,840    $   750      $   750
 6. Emerald       $1,040,920      99/35/35      $   100   Unlimited
    Trace                                                  in time
    Partnership                                           and amount   $ 2,066,498  $173,487    $ 290,000    $ 4,800      $ 3,000
 7. Forest Hill   $2,644,987      99/25/25      $   100   Unlimited
    Partnership                                           in amount
                                                         for 5 years   $ 4,989,178  $419,839    $ 831,530    $10,000      $ 7,000
 8. Glenbrook     $  142,553      99/50/50      $10,812   Unlimited
    Partnership                                           in amount
                                                         for 15 years  $   619,404  $ 22,627    $  83,474    $   500      $   500
 9. Lake Hickory  $  185,079      99/50/50      $17,065   Unlimited
    Partnership                                           in amount
                                                         for 10 years  $   844,390  $ 30,846    $ 143,612    $   500      $   500
10. Lincoln       $1,419,315      99/30/30      $   100   Unlimited
    Hotel                                                  in time
    Partnership                                           and amount   $ 1,416,922  $236,553    $ 130,000    $ 3,000      $ 3,000
11. Lutkin Bayou  $  174,583      99/50/50      $13,548   Unlimited
    Partnership                                           in amount
                                                         for 10 years  $   796,504  $ 29,097    $ 132,596    $   500      $   500
12. Mill          $4,787,640      99/25/30      $   100   Unlimited
    Partnership                                            in time
                                                          and amount   $ 9,890,841  $772,200    $ 873,304    $10,000      $10,000
13. Newton        $  229,136      99/50/50      $18,569   Unlimited
    Partnership                                           in amount
                                                         for 10 years   $1,045,393  $ 38,189     $204,612     $   500      $   500
14. Northway      $2,900,205      99/50/50      $   100   Unlimited
    Partnership                                            in time
                                                          and amount    $5,524,000  $467,775     $554,000     $ 7,000      $ 7,000
15. Ozark         $   93,888      99/50/50      $ 8,624   Unlimited
    Partnership                                           in amount
                                                         for 10 years   $  428,347  $ 15,648     $ 58,412     $   500      $   500
16. Palmetto      $  967,750      99/50/50      $   100   Unlimited
    Place                                                  in time
    Partnership                                           and amount    $1,863,372  $158,648     $160,000     $ 4,000      $ 4,000
17. Pecan Hill    $  104,220      99/50/50      $ 9,212   Unlimited
    Partnership                                           in amount
                                                         for 15 years   $  452,846  $ 16,543     $ 58,909     $   500      $   500
18. Poplarville   $   78,628      99/50/50      $ 6,218   Unlimited
    Partnership                                           in amount
                                                         for 10 years   $  358,726  $ 13,105     $ 42,135     $   500      $   500
19. Quail Run     $   95,364      99/50/50      $ 8,743   Unlimited
    Partnership                                           in amount
                                                         for 15 years   $  414,363  $ 15,137     $ 53,901     $   500      $   500
20. Rhome         $  143,289      99/50/50      $11,364   Unlimited
    Partnership                                           in amount
                                                         for 15 years   $  622,602  $ 22,744     $ 80,988     $   500      $   500
21. Westfield     $  905,669      99/50/50      $   100   Unlimited
    Partnership                                            in time
                                                          and amount    $1,743,837  $148,470     $150,000     $ 4,000      $ 4,000
22. Willow Point  $2,105,735      99/50/50      $   100   Unlimited
    Partnership                                            in time
                                                          and amount    $8,710,094  $319,051     $675,000     $10,000      $10,000



   THE ARBOR PARK PARTNERSHIP
   (Arbor Park Apartments)
Arbor Park Apartments is a 160-unit apartment complex for families which is to be constructed in Jackson, Mississippi. Arbor Park Apartments will consist of 32 one-bedroom units, 80 two-bedroom units and 48 three-bedroom units contained in 10 buildings. The complex will offer a pool, recreation room and central laundry facilities.

   Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, smoke detectors and a patio or porch.

   Construction of Arbor Park Apartments is anticipated to begin in March, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                               Number
of Units           Completion        of Units           Rent-Up
 ------------- ------------------- ------------- ---------------------
      40      January, 1998              8       February, 1998
      40      February, 1998             8       March, 1998
      40      March, 1998                8       April, 1998
      40      April, 1998               16       May, 1998
                                        16       June, 1998
                                        16       July, 1998
                                        16       August, 1998
                                        16       September, 1998
                                        16       October, 1998
                                        20       November, 1998
                                        20       December, 1998

   THE BAY FOREST PARTNERSHIP
   (Bay Forest Apartments)
Bay Forest Apartments is a 120-unit apartment complex for senior citizens which is to be constructed on Georgetown and Edgewood Roads in Annapolis, Maryland. Bay Forest Apartments will consist of 90 one-bedroom units and 30 two-bedroom units contained in 2 buildings. The complex will offer a dining/ function room, library, exercise room, elevators and central laundry facilities.

   Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, smoke detectors, an emergency call system and a patio or balcony.

   Construction of Bay Forest Apartments is anticipated to begin in April, 1997. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:

 Number                        Number
of Units       Completion     of Units      Rent-Up
----------- --------------- -----------  ---------------
     60     January, 1998        15     February, 1998
     60     February, 1998       15     March, 1998
                                 15     April, 1998
                                 15     May, 1998
                                 15     June, 1998
                                 15     July, 1998
                                 15     August, 1998
                                 15     September, 1998

   THE BENT TREE PARTNERSHIP
   (Bent Tree Apartments)
Bent Tree Apartments is an existing 18-unit apartment complex for senior citizens which is to be rehabilitated in Jacksboro, Texas. Bent Tree Apartments will consist of 18 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

   Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

   Rehabilitation of Bent Tree Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- --------------------
      18          July, 1997         9      August, 1997
                                     9      September, 1997

   THE COLLINS PARTNERSHIP
   (Collins Apartments)
Collins Apartments is an existing 36-unit apartment complex for senior citizens which is to be rehabilitated in Collins, Mississippi. Collins Apartments will consist of 36 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Collins Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- ---------------------
      36          July, 1997         9      August, 1997
                                     9      September, 1997
                                     9      October, 1997
                                     9      November, 1997

   THE DOGWOOD PARTNERSHIP
   (Dogwood Apartments)
Dogwood Apartments is an existing 48-unit apartment complex for families which is to be rehabilitated on Route 5 in Appomattox, Virginia. Dogwood Apartments will consist of 8 one-bedroom units, 34 two- bedroom units and 6 three-bedroom units contained in 4 buildings. The complex will offer a function room, playground and central laundry facilities.

   Individual units will contain a refrigerator, range, air conditioning, smoke detectors, cable television hook-up and a balcony.

   Rehabilitation of Dogwood Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                        Number
of Units       Completion     of Units       Rent-Up
----------- --------------- -----------  ----------------
 24         July, 1997           12     August, 1997
 24         August, 1997         12     September, 1997
                                 12     October, 1997
                                 12     November, 1997

   THE EMERALD TRACE PARTNERSHIP
   (Emerald Trace Apartments)
Emerald Trace Apartments is a 48-unit apartment complex for families which is to be constructed in Ruston, Louisiana. Emerald Trace Apartments will consist of 8 one-bedroom units, 32 two-bedroom units and 8 three-bedroom units contained in 8 buildings. The complex will offer a meeting/reception area and central laundry facilities.

   Individual units will contain a refrigerator, range, bathroom exhaust fan, air conditioning and smoke detectors.

   Construction of Emerald Trace Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                         Number
of Units       Completion      of Units       Rent-Up
----------- ---------------- -----------  ---------------
24          September, 1997       12     October, 1997
24          October, 1997         12     November, 1997
                                  12     December, 1997
                                  12     January, 1998

   THE FOREST HILL PARTNERSHIP
   (Forest Hill Apartments)
Forest Hill Apartments is an 85-unit apartment complex for senior citizens which is to be constructed on Forest Hill Avenue in Richmond, Virginia. Forest Hill Apartments will consist of 69 one-bedroom units and 16 two-bedroom units contained in 8 buildings. The complex will offer a function room, library and central laundry facilities.

   Individual units will contain a refrigerator, range, air conditioning and smoke detectors.

   Construction of Forest Hill Apartments is anticipated to begin in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                         Number
of Units       Completion      of Units       Rent-Up
----------- ---------------- -----------  ----------------
  17        September, 1997       10     September, 1997
  17        October, 1997         10     October, 1997
  17        November, 1997        14     November, 1997
  17        December, 1997        14     December, 1997
  17        January, 1998         18     January, 1998
                                  19     February, 1998


   THE GLENBROOK PARTNERSHIP
   (Glenbrook Apartments)
Glenbrook Apartments is an existing 18-unit apartment complex for senior citizens which is to be rehabilitated on Sand Hill Avenue in Saint Joseph, Texas. Glenbrook Apartments will consist of 18 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.


   Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

   Rehabilitation of Glenbrook Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- --------------------
  18          July, 1997             9      August, 1997
                                     9      September, 1997


   THE LAKE HICKORY PARTNERSHIP
   (Lake Hickory Apartments)
Lake Hickory Apartments is an existing 24-unit apartment complex for senior citizens which is to be rehabilitated in Lake Hickory, Mississippi. Lake Hickory Apartments will consist of 24 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.


   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Lake Hickory Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- ---------------------
      24      July, 1997             6      August, 1997
                                     6      September, 1997
                                     6      October, 1997
                                     6      November, 1997

   THE LINCOLN HOTEL PARTNERSHIP
   (Lincoln Apartments)
Lincoln Apartments is an existing 41-unit apartment complex which is to be rehabilitated on Fifth Avenue between Market and Island Streets in San Diego, California. Lincoln Apartments will consist of 41 efficiency units contained in 1 building. The complex will offer a library, conference room, lounge and central laundry facilities.

   Individual units will contain a refrigerator, range, microwave, smoke detectors and cable television hook-up.


   Rehabilitation of Lincoln Apartments began in December, 1996. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


 Number                        Number
of Units       Completion     of Units       Rent-Up
----------- --------------- -----------  ----------------
     41     August, 1997         10     September, 1997
                                 10     October, 1997
                                 10     November, 1997
                                 11     December, 1997

   THE LUTKIN BAYOU PARTNERSHIP
   (Lutkin Bayou Apartments)
Lutkin Bayou Apartments is an existing 32-unit apartment complex for senior citizens which is to be rehabilitated in Drew, Mississippi. Lutkin Bayou Apartments will consist of 32 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Lutkin Bayou Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- ---------------------
      32      July, 1997             8      August, 1997
                                     8      September, 1997
                                     8      October, 1997
                                     8      November, 1997

   THE MILL PARTNERSHIP
   (Mill Apartments)
Mill Apartments is an existing 90-unit apartment complex for senior citizens which is to be rehabilitated in Saugerties, New York. Mill Apartments will consist of 18 studio units and 72 one-bedroom units contained in 1 building. The complex will offer a solarium/living room and central laundry facilities.

   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Mill Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                      Number
of Units      Completion    of Units       Rent-Up
----------- ------------- -----------  ----------------
     90     May, 1998          18     June, 1998
                               18     July, 1998
                               18     August, 1998
                               18     September, 1998
                               18     October, 1998

   THE NEWTON PARTNERSHIP
   (Newton Apartments)
Newton Apartments is an existing 32-unit apartment complex for senior citizens which is to be rehabilitated in Newton, Mississippi. Newton Apartments will consist of 32 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Newton Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- ---------------------
      32          July, 1997         8      August, 1997
                                     8      September, 1997
                                     8      October , 1997
                                     8      November, 1997

   THE NORTHWAY PARTNERSHIP
   (Northway Drive Apartments)
Northway Drive Apartments is a 70-unit apartment complex for families which is to be constructed in Nacogdoches, Texas. Northway Drive Apartments will consist of 22 one-bedroom units, 30 two-bedroom units and 18 three-bedroom units contained in 19 buildings. The complex will offer a community room, pool, function room, play and picnic areas, basketball court, playground, individual storage units and central laundry facilities.

   Individual units will contain a refrigerator, range, dishwasher, air conditioning and smoke detectors.

   Construction of Northway Drive Apartments is anticipated to begin in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                         Number
of Units       Completion      of Units       Rent-Up
----------- ---------------- -----------  ----------------
 17         July, 1997            10     August, 1997
 17         August, 1997          10     September, 1997
 18         September, 1997       10     October, 1997
 18         October, 1997         10     November, 1997
                                  10     December, 1997
                                  10     January, 1998
                                  10     February, 1998


   THE OZARK PARTNERSHIP
   (Ozark Apartments)
Ozark Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated in Poplarville, Mississippi. Ozark Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.


   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Ozark Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- ---------------------
16                July, 1997         4      August, 1997
                                     4      September, 1997
                                     4      October, 1997
                                     4      November, 1997

   THE PALMETTO PLACE PARTNERSHIP
   (Palmetto Place Apartments)
Palmetto Place Apartments is a 40-unit apartment complex for families which is to be constructed in Benton, Louisiana. Palmetto Place Apartments will consist of 10 one-bedroom units and 30 two-bedroom units contained in 8 buildings. The complex will offer a playground and central laundry facilities.

   Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or porch.

   Construction of Palmetto Place Apartments is anticipated to begin in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                      Number
of Units      Completion    of Units       Rent-Up
----------- ------------- -----------  ----------------
 20           June, 1997       10     July, 1997
 20           July, 1997       10     August, 1997
                               10     September, 1997
                               10     October, 1997

   THE PECAN HILL PARTNERSHIP
   (Pecan Hill Apartments)
Pecan Hill Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated on Pecan Hill Drive in Bryson, Texas. Pecan Hill Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

   Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

   Rehabilitation of Pecan Hill Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- --------------------
      16          July, 1997         8      August, 1997
                                     8      September, 1997

   THE POPLARVILLE PARTNERSHIP
   (Poplarville Apartments)
Poplarville Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated in Poplarville, Mississippi. Poplarville Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Poplarville Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- ---------------------
      16          July, 1997         4      August, 1997
                                     4      September, 1997
                                     4      October, 1997
                                     4      November, 1997

   THE QUAIL RUN PARTNERSHIP
   (Quail Run Apartments)
Quail Run Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated on Wildflower Street in Iowa Park, Texas. Quail Run Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

   Individual units will contain a refrigerator, range, dishwasher, smoke detectors and a patio or porch.

   Rehabilitation of Quail Run Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- --------------------
      16          July, 1997         8      August, 1997
                                     8      September, 1997

   THE RHOME PARTNERSHIP
   (Rhome Apartments)
Rhome Apartments is an existing 18-unit apartment complex for senior citizens which is to be rehabilitated on Autumn Lane in Rhome, Texas. Rhome Apartments will consist of 18 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

   Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

   Rehabilitation of Rhome Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- --------------------
      18          July, 1997         9      August, 1997
                                     9      September, 1997

   THE WESTFIELD PARTNERSHIP
   (Westfield Apartments)
Westfield Apartments is a 40-unit apartment complex for families which is to be constructed in Welsh, Louisiana. Westfield Apartments will consist of 10 one-bedroom units and 30 two-bedroom units contained in 8 buildings. The complex will offer a playground and central laundry facilities.

   Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or porch.

   Construction of Westfield Apartments is anticipated to begin in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                      Number
of Units      Completion    of Units       Rent-Up
----------- ------------- -----------  ----------------
 20           June, 1997       10     July, 1997
 20           July, 1997       10     August, 1997
                               10     September, 1997
                               10     October, 1997

   THE WILLOW POINT PARTNERSHIP
   (Willow Point Apartments)
Willow Point Apartments is a 120-unit apartment complex for families which is to be constructed in Jackson, Mississippi. Willow Point Apartments will consist of 16 one-bedroom units, 72 two-bedroom units and 32 three-bedroom units contained in 6 buildings. The complex will offer a pool, recreation room and central laundry facilities.

   Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, smoke detectors and a patio or porch.

   Construction of Willow Point Apartments is anticipated to begin in March, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                         Number
of Units       Completion      of Units       Rent-Up
----------- ---------------- -----------  ---------------
 40         September, 1997       10     October, 1997
 40         October, 1997         10     November, 1997
 40         November, 1997        10     December, 1997
                                  10     January, 1998
                                  10     February, 1998
                                  10     March, 1998
                                  10     April, 1998
                                  10     May, 1998
                                  10     June, 1998
                                  10     July, 1998
                                  10     August, 1998
                                  10     September, 1998

                               * * * * * * * *


   MANAGEMENT
The disclosure under the section of the Prospectus entitled "Management" on page 89 under the subheading "Herbert F. Collins" incorrectly states that Mr. Collins currently serves as Chairman of the Massachusetts Housing Policy Commission. Mr. Collins was Chairman in 1992 only.



   C&M ASSOCIATES D/B/A BOSTON CAPITAL ASSOCIATES
C&M Associates, a Massachusetts general partnership, is the general partner of the General Partner. (See "Management" and pages I-5 through I-8 in the Prospectus.) The sole partners of C&M Associates, Mr. Collins and Mr. Manning, currently have no commitment, intent or reasonable probability that they will fund cash flow deficits or furnish other direct or indirect financial assistance to C&M Associates.


   FOR NEBRASKA INVESTORS ONLY:
The Fund may not complete a sale of BACs to an Investor until at least five business days after the Investor receives a final Prospectus.

   FOR NEW HAMPSHIRE INVESTORS ONLY:
The Suitability requirements for New Hampshire residents on page 22 of the Prospectus are hereby superseded by the following:

   Additional Suitability Requirements: (1) minimum annual gross taxable income of at least $50,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $125,000 or (2) a net worth (exclusive of home, home furnishings and automobiles) of not less than $250,000.


   FOR MASSACHUSETTS INVESTORS ONLY:
Sales of BACs are not deemed completed until five days after an Investor has received the Prospectus, and an Investor may receive a refund of his/her subscription within said five day period.

                                                                            NY
                              FEBRUARY 10, 1997
                      SUPPLEMENT NO. 5 TO PROSPECTUS FOR
                    BOSTON CAPITAL TAX CREDIT FUND IV L.P.
                                    DATED
                                 MAY 1, 1996



                  (SUPPLEMENT OFFERING BCTC IV SERIES 29 AND
                 IDENTIFYING CERTAIN ANTICIPATED INVESTMENTS)
This Supplement is part of, and should be read in conjunction with, the Prospectus of the Fund. Capitalized terms used herein but not defined have the meanings ascribed to them in the Prospectus. This Supplement No. 5 supersedes all previous supplements to the Prospectus.


Status of BCTC IV Series 28
The Fund received orders for a total of 4,000,000 BACs ($39,999,000) with respect to Series 28, and issued the last of such Series 28 BACs on January 31, 1997. The aggregate fees paid as of January 31, 1997 to the General Partner and Affiliates with respect to Series 28 were $4,719,882. No additional BACs will be offered with respect to Series 28. The Fund has issued a total of 27,313,852 BACs, raised $273,114,000 and admitted 16,590 Investors with respect to Series 20 through 28. (See "Prior Performance of the General Partner and its Affiliates" in the Prospectus.)



Offering of BCTC IV Series 29
The Fund is offering, effective February 10, 1997, the tenth series of BACs ("Series 29") consisting of 4,000,000 BACs, with a minimum required investment of five hundred BACs at $10 per BAC ($5,000) per Investor, on the terms and conditions as are set forth in the Prospectus. No BACs in Series 29 will be issued unless at least 250,000 BACs in such series are sold. The offering of BACs in Series 29 will not exceed 12 months.


   THE PURCHASE OF BACS IN SERIES 29 WILL NOT ENTITLE THE INVESTOR TO ANY INTEREST IN ANY OTHER SERIES OF THE FUND NOR ANY INTEREST IN BOSTON CAPITAL TAX CREDIT FUND LIMITED PARTNERSHIP, OR BOSTON CAPITAL TAX CREDIT FUND II LIMITED PARTNERSHIP, OR BOSTON CAPITAL TAX CREDIT FUND III L.P.


   The Fund anticipates acquiring, on behalf of Series 29, limited partnership interests in the twenty-two (22) Operating Partnerships more fully described hereinafter (the "Operating Partnerships") pursuant to the provisions of "Investment Objectives and Acquisition Policies," as set forth in the Prospectus. The Operating General Partners (or affiliates thereof) with respect to certain of the Operating Partnerships described below are general partners of other operating partnerships which have been invested in by the Fund on behalf of other series and/or other partnerships affiliated with the General Partner. (See "Conflicts of Interest" in the Prospectus). A significant portion of the funds invested by the Fund in each Operating Partnership will be used to pay fees and expenses to the Operating General Partners. (See the table entitled "Terms of Investment in Operating Partnerships" in this Supplement.)


   The Fund's investment in Operating Partnerships on behalf of Series 29 will be consistent with the provisions of the Prospectus relating to the investment in Operating Partnerships. (See, particularly, "Investment Objectives and Acquisition Policies," "Investment in Operating Partnerships," and "Sharing Arrangements: Profits, Credits, Losses, Net Cash Flow and Residuals.")

   THE POTENTIAL OPERATING PARTNERSHIP INTERESTS IDENTIFIED BELOW RELATE ONLY TO BCTC IV--SERIES 29.

   While the General Partner believes that the Fund, on behalf of Series 29, is reasonably likely to acquire interests in the Operating Partnerships which are developing or will develop, as applicable, the Apartment Complexes described hereinafter, the Fund may not be able to do so as a result of additional information or changes in circumstances. Before any such acquisition is made, the General Partner will continue and complete its due diligence review as to the applicable Operating Partnership and the related Apartment Complex. This process will include the review and analysis of information concerning, among other matters, market competition and environmental factors; if any significant adverse information is obtained by the General Partner, either action will be taken to mitigate the adverse factor(s), or the acquisition will not be made. If such interests are acquired, the terms may differ materially from those described below. Accordingly, Investors should not rely on the ability of the Fund to invest in these Apartment Complexes or under the described investment terms in deciding whether to invest in the Fund. The anticipated acquisition of the Operating Partnership Interests described hereinafter represents approximately 85% of the total equity which the Fund currently expects to invest in Operating Partnerships on behalf of Series 29.

Management's Discussion and Analysis of Financial Condition and Results of Operations
Since Series 29 is currently in the offering phase it has no material assets nor any operating history. The twenty- two (22) Operating Partnerships in which Interests are currently expected to be acquired, and the respective Operating General Partners, are as follows:


                    Partnership                             General Partner(s)
--------------------------------------------------- -----------------------------------
1.       Arbor Park L.P.                            J. H. Thames, Jr.
          (the "Arbor Park Partnership")
2.       Homes for Annapolis L.P.                   Homes Development Corporation
          (the "Bay Forest Partnership")             CP Annapolis LLC
3.       Bent Tree Apartments L.P.                  William S. Swan
          (the "Bent Tree Partnership")
4.       Collins L.P.                               Intervest Corporation
          (the "Collins Partnership")
5.       Dogwood L.P.                               Humphrey-Stavrou & Associates
          (the "Dogwood Partnership")
6.       Emerald Trace L.P.                         Joyce Middleton
          (the "Emerald Trace Partnership")
7.       Forest Hill L.P.                           First Centrum Corporation
          (the "Forest Hill Partnership")
8.       Glenbrook Apartments L.P.                  William S. Swan
          (the "Glenbrook Partnership")
9.       Lake Hickory L.P.                          Intervest Corporation
          (the "Lake Hickory Partnership")
10.      Lincoln Hotel L.P.                         Barone, Galasso & Associates
          (the "Lincoln Hotel Partnership")
11.      Lutkin Bayou L.P.                          Intervest Corporation
          (the "Lutkin Bayou Partnership")
12.      East Bridge Street L.P.                    Mill Development Corporation
          (the "Mill Partnership")
13.      Newton L.P.                                Intervest Corporation
          (the "Newton Partnership")
14.      Northway Drive L.P.                        Elaina D. Glockzin
          (the "Northway Partnership")
15.      Ozark L.P.                                 Intervest Corporation
          (the "Ozark Partnership")
16.      Palmetto Place L.P.                        M. Riemer Calhoun, Jr.
          (the "Palmetto Place Partnership")
17.      Pecan Hill Apartments L.P.                 William S. Swan
          (the "Pecan Hill Partnership")

                                     S-3


                    Partnership                             General Partner(s)
--------------------------------------------------- -----------------------------------
18.      Poplarville Housing L.P.                   Intervest Corporation
          (the "Poplarville Partnership")
19.      Quail Run Apartments L.P.                  William S. Swan
          (the "Quail Run Partnership")
20.      Rhome Apartments L.P.                      William S. Swan
          (the "Rhome Partnership")
21.      Westfield Apartments L.P.                  M. Riemer Calhoun, Jr.
          (the "Westfield Partnership")
22.      Willow Point III L.P.                      J. H. Thames, Jr.
          (the "Willow Point Partnership")

   Permanent Mortgage Loan financing for the Apartment Complexes described herein is being or will be provided from a variety of sources, as described below. It is anticipated that all of the dwelling units in the Apartment Complexes identified herein will be eligible for Federal Housing Tax Credits. The Apartment Complexes described in this Supplement are anticipated to complete construction or rehabilitation, as applicable, during 1997 and 1998. Certain of the Apartment Complexes, as described below, have not yet begun construction. Delays in construction could occur with respect to Apartment Complexes currently under construction or as to which construction has not yet commenced, which could result in delay or reduction in achieving Tax Credits. (See "Risk Factors--Tax Risks Associated with the Fund's Investments" in the Prospectus.) The General Partner believes that each of the Apartment Complexes has or will have adequate property insurance. The tables included in this Supplement describe in greater detail information concerning the Apartment Complexes and the anticipated terms of investment in each Operating Partnership.

   The Priority Return Base for Series 29 is $1.20 per BAC (12%). (See "Glossary" at page 163 of the Prospectus for the definition of the term "Priority Return Base.") Investors should note that the "Priority Return Base" is the level of return that must be provided to Investors before the General Partner may receive a 5% share in the proceeds from the sale or refinancing of Apartment Complexes or Operating Partnership Interests. (See "Liquidation Phase" at page 49 of the Prospectus.) In establishing the Priority Return Base, the General Partner is not representing that the Fund is expected to provide this level of return to Investors. The General Partner will receive fees and compensation for services prior to BAC Holders receiving the Priority Return.

   INFORMATION CONCERNING THE APARTMENT COMPLEXESINFORMATION CONCERNING THE APARTMENT COMPLEXES--(Continued)

                                   Number    Basic      Government      Permanent    Mortgage Annual                     Annual
     Partnership    Location of      of   Monthly(1)    Assistance       Mortgage    Interest Reserve   Management      Management
     Name            Property      Units     Rents      Anticipated        Loan        Rate   Amount       Agent            Fee
     ----------------------------  ------- -------------------------  --------------  ------- ------- ---------------  -----------
1.  Arbor Park    Jackson,          160    $371  1BR    Tax Exempt    Compass Bank,     7%    $32,000 Park Development 5% of net
    Partnership   Mississippi              $437  2BR       Bond            N.A.                                        rental
                                           $494  3BR     Financing      $5,700,000                                     income
                                                          issued           (4)
                                                        through the
                                                          City of
                                                         Jackson,
                                                        Mississippi
                                                            (4)
2.  Bay Forest    Annapolis,        120    $491-          Elderly        Midland      9.75%   $18,000 Boston Financial 6% of net
    Partnership   Maryland                 $589  1BR     Apartment       Mortgage                     Property         rental
                                           $590-        Development     Investment                    Management       income
                                           $708  2BR    Program(b)        Group
                                                         Community    $3,886,000(a)
                                                        Development    Anne Arundel     3%
                                                        Block Grant       County
                                                        Program(c)     $786,790(b)
                                                            (5)          City of        0%
                                                                        Annapolis
                                                                       $200,000(c)
                                                                           (5)
3.  Bent Tree     Jacksboro,         18    $228  1BR   FmHA Sec. 515     $618,390     1% (2)  $ 5,400 Swan Management  $22 per
    Partnership   Texas                                  with 100%                                                     occupied
                                                          rental                                                       unit per
                                                        assistance                                                     month
4.  Collins       Collins,           36    $217  1BR   FmHA Sec. 515     $981,456     1% (2)  $ 9,900 Intervest        $21 per
    Partnership   Mississippi                            with 100%                                    Management       occupied
                                                          rental                                                       unit per
                                                        assistance                                                     month
5.  Dogwood       Appomattox,        48    $260  1BR   FmHA Sec. 515    $1,524,476    1% (2)  $13,200 Humphrey         $18 per
    Partnership   Virginia                 $290  2BR     with 100%                                    Management       occupied
                                           $300  3BR      rental                                                       unit per
                                                        assistance                                                     month
6.  Emerald Trace Ruston,            48    $244-           HOME          Premier       9.5%   $ 9,600 Middleton        6% of net
    Partnership   Louisiana                $304  1BR    Investment      Bank, N.A.                    Management,      rental
                                           $285-       Partnerships    $744,800(a)                    Inc.             income
                                           $358  2BR    Program(b)      Louisiana       4%
                                           $396  3BR        (6)          Housing
                                                                         Finance
                                                                          Agency
                                                                       $420,000(b)
                                                                           (6)

                                 S-5

                                     Number    Basic      Government      Permanent    Mortgage Annual                     Annual
     Partnership      Location of      of   Monthly(1)    Assistance       Mortgage    Interest Reserve   Management     Management
     Name              Property      Units     Rents      Anticipated        Loan        Rate   Amount       Agent           Fee
     ------------------------------  ------- -------------------------  --------------  ------- ------- ---------------  -----------
7.  Forest Hill     Richmond,          85    $435-          Federal        Midland        9%    $14,875 Elder Homes     5% of net
    Partnership     Virginia                 $528  1BR    Housing Tax     Affordable                    Corporation     rental
                                             $529-          Credits        Housing                                      income
                                             $640  2BR                   Group Trust
                                                                          $2,755,000
                                                                             (7)
8.  Glenbrook       Saint Joseph,      18    $219  1BR   FmHA Sec. 515     $547,650     1% (2)  $ 5,400 Swan Management $22 per
    Partnership     Texas                                  with 100%                                                    occupied
                                                            rental                                                      unit
                                                          assistance                                                    per month
9.  Lake Hickory    Lake Hickory,      24    $228  2BR   FmHA Sec. 515     $838,642     1% (2)  $ 6,600 Intervest       $21 per
    Partnership     Mississippi                            with 100%                                    Management      occupied
                                                            rental                                                      unit per
                                                          assistance                                                    month
10. Lincoln Hotel   San Diego,         41    $200  0BR    Disposition      Savings       9.5%   $ 5,000 Barone,         5% of net
    Partnership     California                            Development    Associations                   Gelasso &       rental
                                                        Loan Program(b)    Mortgage                     Associates      income
                                                              (8)          Company
                                                                         $205,000(a)
                                                                          San Diego       3%
                                                                        Redevelopment
                                                                            Agency
                                                                         $558,000(b)
                                                                             (8)
11. Lutkin Bayou    Drew,              32    $234  1BR   FmHA Sec. 515     $644,652     1% (2)  $ 8,800 Intervest       $21 per
    Partnership     Mississippi                            with 100%                                    Management      occupied
                                                            rental                                                      unit per
                                                          assistance                                                    month
12. Mill            Saugerties,        90    $437  0BR   Secured Loan      New York     8.75%   $18,000 Jobco           5% of net
    Partnership     New York                 $475  1BR      Rental      State Housing                   Management,     rental
                                                            Housing     Finance Agency                  Inc.            income
                                                          Program(a)    $2,174,000(a)
                                                          Acquisition      New York
                                                        Rehabilitation  State Housing     1%
                                                        Loan Program(b)   Trust Fund
                                                              (9)        $600,000(b)
                                                                             (9)
13. Newton          Newton,            32    $219  1BR   FmHA Sec. 515     $934,135     1% (2)  $ 8,800 Intervest       $21 per
    Partnership     Mississippi                            with 100%                                    Management      occupied
                                                            rental                                                      unit
                                                          assistance                                                    per month

                                     S-6


                                       Number    Basic      Government      Permanent    Mortgage Annual                   Annual
     Partnership        Location of      of   Monthly(1)    Assistance       Mortgage    Interest Reserve   Management    Management
     Name                Property      Units     Rents      Anticipated        Loan        Rate   Amount       Agent         Fee
     ---------------- ---------------  ------- -------------------------  --------------  ------- ------- -------------  -----------
14. Northway          Nacogdoches,       70    $265-       Federal HOME       First         9%    $10,500 Summit          6% of net
    Partnership       Texas                    $328  1BR       Funds         National                     Management      rental
                                               $313-        Program(b)         Bank                       Corporation     income
                                               $389  2BR       (10)       $1,262,000(a)
                                               $350-                          Texas         3%
                                               $437  3BR                  Department of
                                                                           Housing and
                                                                            Community
                                                                             Affairs
                                                                           $391,000(b)
                                                                               (10)
15. Ozark             Poplarville,       16    $224  1BR   FmHA Sec. 515     $384,448     1% (2)  $ 4,400 Intervest       $21 per
    Partnership       Mississippi                            with 100%                                    Management      occupied
                                                              rental                                                      unit
                                                            assistance                                                    per month
16. Palmetto          Benton,            40    $243-           HOME          Premier        8%    $ 8,000 TF Management,  5% of net
    Place             Louisiana                $300  2BR    Investment      Bank, N.A.                    Inc.            rental
    Partnership                                $345  3BR   Partnerships    $350,000(a)                                    income
                                                            Program(b)      Louisiana       4%
                                                               (11)          Housing
                                                                             Finance
                                                                              Agency
                                                                           $380,000(b)
                                                                               (11)
17. Pecan Hill        Bryson,            16    $212  1BR   FmHA Sec. 515     $395,120     1% (2)  $ 4,800 Swan Management $22 per
    Partnership       Texas                                  with 100%                                                    occupied
                                                              rental                                                      unit
                                                            assistance                                                    per month
18. Poplarville       Poplarville,       16    $228  1BR   FmHA Sec. 515     $410,574     1% (2)  $ 4,400 Intervest       $21 per
    Partnership       Mississippi                            with 100%                                    Management      occupied
                                                              rental                                                      unit per
                                                            assistance                                                    month
19. Quail Run         Iowa Park,         16    $223  1BR   FmHA Sec. 515     $362,793     1% (2)  $ 4,800 Swan Management $22 per
    Partnership       Texas                                  with 100%                                                    occupied
                                                              rental                                                      unit
                                                            assistance                                                    per month
20. Rhome             Rhome,             18    $228  1BR   FmHA Sec. 515     $531,300     1% (2)  $ 5,400 Swan Management $22 per
    Partnership       Texas                                  with 100%                                                    occupied
                                                              rental                                                      unit per
                                                            assistance                                                    month

                                     S-7


                                       Number    Basic      Government      Permanent    Mortgage Annual                   Annual
    Partnership         Location of      of   Monthly(1)    Assistance       Mortgage    Interest Reserve   Management    Management
    Name                 Property      Units     Rents      Anticipated        Loan        Rate   Amount       Agent          Fee
     ---------------- ---------------  ------- -------------------------  --------------  ------- ------- ---------------  ---------
21. Westfield         Welsh,             40     $256 2BR       HOME          Premier        8%    $ 8,000 TF Management,  5% of net
    Partnership       Louisiana                 $340 3BR    Investment      Bank, N.A.                    Inc.            rental
                                                           Partnerships    $330,000(a)                                    income
                                                            Program(b)      Louisiana       4%
                                                               (12)          Housing
                                                                             Finance
                                                                              Agency
                                                                           $350,000(b)
                                                                               (12)
22. Willow Point      Jackson,          120     $371 1BR    Tax Exempt    Compass Bank,     7%    $24,000 Park Development 5% of net
    Partnership       Mississippi               $437 2BR       Bond            N.A.                                        rental
                                                $494 3BR     Financing      $4,300,000                                     income
                                                              issued           (13)
                                                            through the
                                                              City of
                                                             Jackson,
                                                            Mississippi
                                                               (13)


 (1) Exclusive of utilities, unless indicated otherwise.

 (2) FmHA 515 loan with a term of 50 years, a stated interest rate of between 7.5% and 9.5%; written down to an effective rate of 1% through an interest credit subsidy, and payments of principal and interest on the basis of a 50 year amortization schedule.

 (3) Except as and to the extent noted in the following footnote, the terms of all permanent mortgage loans described in the following footnotes, which have a term to maturity which is shorter than the term employed for the amortization schedule, provide or are expected to provide that the entire outstanding balance of principal of and interest on such permanent mortgage loan shall be due and payable in full at the maturity of such mortgage loan.

 (4) The terms of the Arbor Park Partnership's anticipated permanent first mortgage loan in the amount of $5,700,000 are expected to include a term of 5 years, an interest rate of 7% and payments of principal and interest on the basis of a 30 year amortization schedule.

 (5) (a) The terms of the Bay Forest Partnership's anticipated permanent first mortgage loan in the amount of $3,886,000 are expected to include a term of 30 years, an interest rate of 9.75% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Bay Forest Partnership's anticipated permanent second mortgage loan in the amount of $786,790 are expected to include a term of 30 years, an interest rate of 3% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

     (c) The terms of the Bay Forest Partnership's anticipated permanent third mortgage loan in the amount of $200,000 are expected to include a term of 30 years, an interest rate of 0% and payment of principal on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent third mortgage loan will provide for the deferral and accrual of payment of principal based on available cash flow, and for the payment of the entire outstanding balance of principal at the end of the 30-year term.

 (6) (a) The terms of the Emerald Trace Partnership's anticipated permanent first mortgage loan in the amount of $744,800 are expected to include a term of 40 years, an interest rate of 9.5% and payments of principal and interest on the basis of a 40 year amortization schedule.

     (b) The terms of the Emerald Trace Partnership's anticipated permanent second mortgage loan in the amount of $420,000 are expected to include a term of 20 years, an interest rate of 4% and payments of principal and interest on the basis of a 20 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 20-year term.


 (7) The terms of the Forest Hill Partnership's anticipated permanent first mortgage loan in the amount of $2,755,000 are expected to include a term of 30 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.

 (8) (a) The terms of the Lincoln Hotel Partnership's anticipated permanent first mortgage loan in the amount of $205,000 are expected to include a term of 30 years, an interest rate of 9.5%, which will adjust every 10 years with a maximum adjustment of 4%, and payments of principal and interest on the basis of a 30 year amortization schedule to that amount which is the yield on the 30 year U.S. Treasury bond plus 3%.

     (b) The terms of the Lincoln Hotel Partnership's anticipated permanent second mortgage loan in the amount of $558,000 are expected to include a term of 30 years, an interest rate of 3% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.

 (9) (a) The terms of the Mill Partnership's anticipated permanent first mortgage loan in the amount of $2,174,000 are expected to include a term of 30 years, an interest rate of 8.75% and payments of principal and interest on the basis of a 30 year amortization schedule.

     (b) The terms of the Mill Partnership's anticipated permanent second mortgage loan in the amount of $600,000 are expected to include a term of 30 years, an interest rate of 1% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.


(10) (a) The terms of the Northway Partnership's anticipated permanent first mortgage loan in the amount of $1,262,000 are expected to include a term of 15 years, an interest rate of 9% and payments of principal and interest on the basis of a 30 year amortization schedule.



     (b) The terms of the Northway Partnership's anticipated permanent second mortgage loan in the amount of $391,000 are expected to include a term of 30 years, an interest rate of 3% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.



(11) (a) The terms of the Palmetto Place Partnership's anticipated permanent first mortgage loan in the amount of $350,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30 year amortization schedule.


     (b) The terms of the Palmetto Place Partnership's anticipated permanent second mortgage loan in the amount of $380,000 are expected to include a term of 30 years, an interest rate of 4% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.


(12) (a) The terms of the Westfield Partnership's anticipated permanent first mortgage loan in the amount of $330,000 are expected to include a term of 30 years, an interest rate of 8% and payments of principal and interest on the basis of a 30 year amortization schedule.


     (b) The terms of the Westfield Partnership's anticipated permanent second mortgage loan in the amount of $350,000 are expected to include a term of 30 years, an interest rate of 4% and payments of principal and interest on the basis of a 30 year amortization schedule, provided, however, that the terms of the permanent second mortgage loan will provide for the deferral and accrual of payments of principal and interest based on available cash flow, and for the payment of the entire outstanding balance of principal and interest at the end of the 30-year term.


(13) The terms of the Willow Point Partnership's anticipated permanent first mortgage loan in the amount of $4,300,000 are expected to include a term of 5 years, an interest rate of 7% and payments of principal and interest on the basis of a 30 year amortization schedule.

TERMS OF INVESTMENT IN OPERATING PARTNERSHIPSTERMS OF INVESTMENT IN OPERATING PARTNERSHIPS--(Continued)

                                Ownership                                             Fund's
                              Interest (%)                                         Approximate
                                Profits,                                             Average    Development      Annual      Asset
                                 Losses,     Operating                                Annual     Fee/Other    Partnership Management
                   BCTC IV     Credit/Net     General    Operating     Operating   Anticipated Distributions   Management   Fee to
    Partnership    Capital        Cash        Partner     Deficit    Partnership's   Federal    to Operating     Fee to     Boston
        Name     Contribution Flow/Backend Contribution  Guarantee    Credit Base     Credit         GP       Operating GP  Capital
    ------------ ------------ ------------------------   --------------------------------------------------- -----------------------
 1. Arbor Park    $2,792,272    99/50/50      $   100    Unlimited    $11,549,865    $423,072    $1,000,000     $10,000    $10,000
   Partnership                                            in time
                                                         and amount
 2. Bay Forest    $4,110,626    99/25/25      $   100    Unlimited    $ 7,677,903    $652,480    $1,069,178     $10,000    $30,000
   Partnership                                           in amount
                                                        for 5 years
 3. Bent Tree     $  157,010    99/50/50      $11,432    Unlimited    $   682,222    $ 24,922    $   88,746     $   500    $   500
   Partnership                                           in amount
                                                        for 15 years
 4. Collins       $  282,025    99/50/50      $17,812    Unlimited    $ 1,286,694    $ 47,004    $  207,439     $   500    $   500
   Partnership                                           in amount
                                                        for 10 years
 5. Dogwood       $  409,116    99/50/50      $ 7,200    Unlimited    $ 1,806,314    $ 65,986    $   82,840     $   750    $   750
   Partnership                                           in amount
                                                        for 5 years
 6. Emerald       $1,040,920    99/35/35      $   100    Unlimited    $ 2,066,498    $173,487    $  290,000     $ 4,800    $ 3,000
   Trace                                                  in time
   Partnership                                           and amount
 7. Forest Hill   $2,644,987    99/25/25      $   100    Unlimited    $ 4,989,178    $419,839    $  831,530     $10,000    $ 7,000
   Partnership                                           in amount
                                                        for 5 years
 8. Glenbrook     $  142,553    99/50/50      $10,812    Unlimited    $   619,404    $ 22,627    $   83,474     $   500    $   500
   Partnership                                           in amount
                                                        for 15 years
 9. Lake Hickory  $  185,079    99/50/50      $17,065    Unlimited    $   844,390    $ 30,846    $  143,612     $   500    $   500
   Partnership                                           in amount
                                                        for 10 years
10. Lincoln       $1,419,315    99/30/30      $   100    Unlimited    $ 1,416,922    $236,553    $  130,000     $ 3,000    $ 3,000
   Hotel                                                  in time
   Partnership                                           and amount
11. Lutkin Bayou  $  174,583    99/50/50      $13,548    Unlimited    $   796,504    $ 29,097    $  132,596     $   500    $   500
   Partnership                                           in amount
                                                        for 10 years
12. Mill          $4,787,640    99/25/30      $   100    Unlimited    $ 9,890,841    $772,200    $  873,304     $10,000    $10,000
   Partnership                                            in time
                                                         and amount

                                     S-10

                                Ownership                                             Fund's
                              Interest (%)                                         Approximate
                                Profits,                                             Average    Development      Annual      Asset
                                 Losses,     Operating                                Annual     Fee/Other    Partnership Management
                   BCTC IV     Credit/Net     General    Operating     Operating   Anticipated Distributions   Management   Fee to
    Partnership    Capital        Cash        Partner     Deficit    Partnership's   Federal    to Operating     Fee to     Boston
        Name     Contribution Flow/Backend Contribution  Guarantee    Credit Base     Credit         GP       Operating GP  Capital
    ------------ ------------ ------------------------   --------------------------------------------------- -----------------------

13. Newton        $  229,136    99/50/50      $18,569    Unlimited    $1,045,393     $ 38,189     $204,612      $   500    $   500
   Partnership                                           in amount
                                                        for 10 years
14. Northway      $2,900,205    99/50/50      $   100    Unlimited    $5,524,000     $467,775     $554,000      $ 7,000    $ 7,000
   Partnership                                            in time
                                                         and amount
15. Ozark         $   93,888    99/50/50      $ 8,624    Unlimited    $  428,347     $ 15,648     $ 58,412      $   500    $   500
   Partnership                                           in amount
                                                        for 10 years
16. Palmetto      $  967,750    99/50/50      $   100    Unlimited    $1,863,372     $158,648     $160,000      $ 4,000    $ 4,000
   Place                                                  in time
   Partnership                                           and amount
17. Pecan Hill    $  104,220    99/50/50      $ 9,212    Unlimited    $  452,846     $ 16,543     $ 58,909      $   500    $   500
   Partnership                                           in amount
                                                        for 15 years
18. Poplarville   $   78,628    99/50/50      $ 6,218    Unlimited    $  358,726     $ 13,105     $ 42,135      $   500    $   500
   Partnership                                           in amount
                                                        for 10 years
19. Quail Run     $   95,364    99/50/50      $ 8,743    Unlimited    $  414,363     $ 15,137     $ 53,901      $   500    $   500
   Partnership                                           in amount
                                                        for 15 years
20. Rhome         $  143,289    99/50/50      $11,364    Unlimited    $  622,602     $ 22,744     $ 80,988      $   500    $   500
   Partnership                                           in amount
                                                        for 15 years
21. Westfield     $  905,669    99/50/50      $   100    Unlimited    $1,743,837     $148,470     $150,000      $ 4,000    $ 4,000
   Partnership                                            in time
                                                         and amount
22. Willow Point  $2,105,735    99/50/50      $   100    Unlimited    $8,710,094     $319,051     $675,000      $10,000    $10,000

   Partnership                                            in time
                                                         and amount

   THE ARBOR PARK PARTNERSHIP
   (Arbor Park Apartments)
Arbor Park Apartments is a 160-unit apartment complex for families which is to be constructed in Jackson, Mississippi. Arbor Park Apartments will consist of 32 one-bedroom units, 80 two-bedroom units and 48 three-bedroom units contained in 10 buildings. The complex will offer a pool, recreation room and central laundry facilities.

   Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, smoke detectors and a patio or porch.

   Construction of Arbor Park Apartments is anticipated to begin in March, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                               Number
of Units           Completion        of Units           Rent-Up
 ------------- ------------------- ------------- ---------------------
40            January, 1998              8       February, 1998
40            February, 1998             8       March, 1998
40            March, 1998                8       April, 1998
40            April, 1998               16       May, 1998
                                        16       June, 1998
                                        16       July, 1998
                                        16       August, 1998
                                        16       September, 1998
                                        16       October, 1998
                                        20       November, 1998
                                        20       December, 1998

   THE BAY FOREST PARTNERSHIP
   (Bay Forest Apartments)
Bay Forest Apartments is a 120-unit apartment complex for senior citizens which is to be constructed on Georgetown and Edgewood Roads in Annapolis, Maryland. Bay Forest Apartments will consist of 90 one-bedroom units and 30 two-bedroom units contained in 2 buildings. The complex will offer a dining/ function room, library, exercise room, elevators and central laundry facilities.

   Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, smoke detectors, an emergency call system and a patio or balcony.

   Construction of Bay Forest Apartments is anticipated to begin in April, 1997. The Operating General Partners anticipate that construction completion and occupancy will occur as follows:

 Number                        Number
of Units       Completion     of Units      Rent-Up
----------- --------------- -----------  ---------------
60          January, 1998        15     February, 1998
60          February, 1998       15     March, 1998
                                 15     April, 1998
                                 15     May, 1998
                                 15     June, 1998
                                 15     July, 1998
                                 15     August, 1998
                                 15     September, 1998

   THE BENT TREE PARTNERSHIP
   (Bent Tree Apartments)
Bent Tree Apartments is an existing 18-unit apartment complex for senior citizens which is to be rehabilitated in Jacksboro, Texas. Bent Tree Apartments will consist of 18 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

   Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

   Rehabilitation of Bent Tree Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- --------------------
18                July, 1997         9      August, 1997
                                     9      September, 1997

   THE COLLINS PARTNERSHIP
   (Collins Apartments)
Collins Apartments is an existing 36-unit apartment complex for senior citizens which is to be rehabilitated in Collins, Mississippi. Collins Apartments will consist of 36 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Collins Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- ---------------------
36                July, 1997         9      August, 1997
                                     9      September, 1997
                                     9      October, 1997
                                     9      November, 1997

   THE DOGWOOD PARTNERSHIP
   (Dogwood Apartments)
Dogwood Apartments is an existing 48-unit apartment complex for families which is to be rehabilitated on Route 5 in Appomattox, Virginia. Dogwood Apartments will consist of 8 one-bedroom units, 34 two- bedroom units and 6 three-bedroom units contained in 4 buildings. The complex will offer a function room, playground and central laundry facilities.

   Individual units will contain a refrigerator, range, air conditioning, smoke detectors, cable television hook-up and a balcony.

   Rehabilitation of Dogwood Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                        Number
of Units       Completion     of Units       Rent-Up
----------- --------------- -----------  ----------------
24          July, 1997           12     August, 1997
24          August, 1997         12     September, 1997
                                 12     October, 1997
                                 12     November, 1997

   THE EMERALD TRACE PARTNERSHIP
   (Emerald Trace Apartments)
Emerald Trace Apartments is a 48-unit apartment complex for families which is to be constructed in Ruston, Louisiana. Emerald Trace Apartments will consist of 8 one-bedroom units, 32 two-bedroom units and 8 three-bedroom units contained in 8 buildings. The complex will offer a meeting/reception area and central laundry facilities.

   Individual units will contain a refrigerator, range, bathroom exhaust fan, air conditioning and smoke detectors.

   Construction of Emerald Trace Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                         Number
of Units       Completion      of Units       Rent-Up
----------- ---------------- -----------  ---------------
24          September, 1997       12     October, 1997
24          October, 1997         12     November, 1997
                                  12     December, 1997
                                  12     January, 1998

   THE FOREST HILL PARTNERSHIP
   (Forest Hill Apartments)
Forest Hill Apartments is an 85-unit apartment complex for senior citizens which is to be constructed on Forest Hill Avenue in Richmond, Virginia. Forest Hill Apartments will consist of 69 one-bedroom units and 16 two-bedroom units contained in 8 buildings. The complex will offer a function room, library and central laundry facilities.

   Individual units will contain a refrigerator, range, air conditioning and smoke detectors.

   Construction of Forest Hill Apartments is anticipated to begin in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                         Number
of Units       Completion      of Units       Rent-Up
----------- ---------------- -----------  ----------------
17          September, 1997       10     September, 1997
17          October, 1997         10     October, 1997
17          November, 1997        14     November, 1997
17          December, 1997        14     December, 1997
17          January, 1998         18     January, 1998
                                  19     February, 1998


   THE GLENBROOK PARTNERSHIP
   (Glenbrook Apartments)
Glenbrook Apartments is an existing 18-unit apartment complex for senior citizens which is to be rehabilitated on Sand Hill Avenue in Saint Joseph, Texas. Glenbrook Apartments will consist of 18 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.


   Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

   Rehabilitation of Glenbrook Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- --------------------
18                July, 1997         9      August, 1997
                                     9      September, 1997


   THE LAKE HICKORY PARTNERSHIP
   (Lake Hickory Apartments)
Lake Hickory Apartments is an existing 24-unit apartment complex for senior citizens which is to be rehabilitated in Lake Hickory, Mississippi. Lake Hickory Apartments will consist of 24 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.


   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Lake Hickory Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- ---------------------
24                July, 1997         6      August, 1997
                                     6      September, 1997
                                     6      October, 1997
                                     6      November, 1997

   THE LINCOLN HOTEL PARTNERSHIP
   (Lincoln Apartments)
Lincoln Apartments is an existing 41-unit apartment complex which is to be rehabilitated on Fifth Avenue between Market and Island Streets in San Diego, California. Lincoln Apartments will consist of 41 efficiency units contained in 1 building. The complex will offer a library, conference room, lounge and central laundry facilities.

   Individual units will contain a refrigerator, range, microwave, smoke detectors and cable television hook-up.


   Rehabilitation of Lincoln Apartments began in December, 1996. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:


 Number                        Number
of Units       Completion     of Units       Rent-Up
----------- --------------- -----------  ----------------
41            August, 1997       10     September, 1997
                                 10     October, 1997
                                 10     November, 1997
                                 11     December, 1997

   THE LUTKIN BAYOU PARTNERSHIP
   (Lutkin Bayou Apartments)
Lutkin Bayou Apartments is an existing 32-unit apartment complex for senior citizens which is to be rehabilitated in Drew, Mississippi. Lutkin Bayou Apartments will consist of 32 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Lutkin Bayou Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- ---------------------
32                July, 1997         8      August, 1997
                                     8      September, 1997
                                     8      October, 1997
                                     8      November, 1997

   THE MILL PARTNERSHIP
   (Mill Apartments)
Mill Apartments is an existing 90-unit apartment complex for senior citizens which is to be rehabilitated in Saugerties, New York. Mill Apartments will consist of 18 studio units and 72 one-bedroom units contained in 1 building. The complex will offer a solarium/living room and central laundry facilities.

   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Mill Apartments is anticipated to begin in June, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                      Number
of Units      Completion    of Units       Rent-Up
----------- ------------- -----------  ----------------
90             May, 1998       18           June, 1998
                               18           July, 1998
                               18         August, 1998
                               18      September, 1998
                               18        October, 1998

   THE NEWTON PARTNERSHIP
   (Newton Apartments)
Newton Apartments is an existing 32-unit apartment complex for senior citizens which is to be rehabilitated in Newton, Mississippi. Newton Apartments will consist of 32 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Newton Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- ---------------------
32                July, 1997         8             August, 1997
                                     8          September, 1997
                                     8            October, 1997
                                     8           November, 1997

   THE NORTHWAY PARTNERSHIP
   (Northway Drive Apartments)
Northway Drive Apartments is a 70-unit apartment complex for families which is to be constructed in Nacogdoches, Texas. Northway Drive Apartments will consist of 22 one-bedroom units, 30 two-bedroom units and 18 three-bedroom units contained in 19 buildings. The complex will offer a community room, pool, function room, play and picnic areas, basketball court, playground, individual storage units and central laundry facilities.

   Individual units will contain a refrigerator, range, dishwasher, air conditioning and smoke detectors.

   Construction of Northway Drive Apartments is anticipated to begin in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                         Number
of Units       Completion      of Units       Rent-Up
----------- ---------------- -----------  ----------------
17                July, 1997      10          August, 1997
17              August, 1997      10       September, 1997
18           September, 1997      10         October, 1997
18             October, 1997      10        November, 1997
                                  10        December, 1997
                                  10         January, 1998
                                  10        February, 1998


   THE OZARK PARTNERSHIP
   (Ozark Apartments)
Ozark Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated in Poplarville, Mississippi. Ozark Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.


   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Ozark Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- ---------------------
16                July, 1997         4             August, 1997
                                     4          September, 1997
                                     4            October, 1997
                                     4           November, 1997

   THE PALMETTO PLACE PARTNERSHIP
   (Palmetto Place Apartments)
Palmetto Place Apartments is a 40-unit apartment complex for families which is to be constructed in Benton, Louisiana. Palmetto Place Apartments will consist of 10 one-bedroom units and 30 two-bedroom units contained in 8 buildings. The complex will offer a playground and central laundry facilities.

   Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or porch.

   Construction of Palmetto Place Apartments is anticipated to begin in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                      Number
of Units      Completion    of Units       Rent-Up
----------- ------------- -----------  ----------------
20            June, 1997       10     July, 1997
20            July, 1997       10     August, 1997
                               10     September, 1997
                               10     October, 1997

   THE PECAN HILL PARTNERSHIP
   (Pecan Hill Apartments)
Pecan Hill Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated on Pecan Hill Drive in Bryson, Texas. Pecan Hill Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

   Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

   Rehabilitation of Pecan Hill Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- --------------------
16                July, 1997         8      August, 1997
                                     8      September, 1997

   THE POPLARVILLE PARTNERSHIP
   (Poplarville Apartments)
Poplarville Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated in Poplarville, Mississippi. Poplarville Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a meeting room and central laundry facilities.

   Individual units will contain a refrigerator, range and smoke detectors.

   Rehabilitation of Poplarville Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- ---------------------
16                July, 1997         4      August, 1997
                                     4      September, 1997
                                     4      October, 1997
                                     4      November, 1997

   THE QUAIL RUN PARTNERSHIP
   (Quail Run Apartments)
Quail Run Apartments is an existing 16-unit apartment complex for senior citizens which is to be rehabilitated on Wildflower Street in Iowa Park, Texas. Quail Run Apartments will consist of 16 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

   Individual units will contain a refrigerator, range, dishwasher, smoke detectors and a patio or porch.

   Rehabilitation of Quail Run Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- --------------------
16                July, 1997         8      August, 1997
                                     8      September, 1997

   THE RHOME PARTNERSHIP
   (Rhome Apartments)
Rhome Apartments is an existing 18-unit apartment complex for senior citizens which is to be rehabilitated on Autumn Lane in Rhome, Texas. Rhome Apartments will consist of 18 one-bedroom units contained in 4 buildings. The complex will offer a community room and central laundry facilities.

   Individual units will contain a refrigerator, range, smoke detectors and a patio or porch.

   Rehabilitation of Rhome Apartments is anticipated to begin in May, 1997. The Operating General Partner anticipates that completion of rehabilitation and occupancy will occur as follows:

 Number                           Number
of Units         Completion      of Units          Rent-Up
 ---------------------------- ------------- --------------------
18                July, 1997         9            August, 1997
                                     9         September, 1997

   THE WESTFIELD PARTNERSHIP
   (Westfield Apartments)
Westfield Apartments is a 40-unit apartment complex for families which is to be constructed in Welsh, Louisiana. Westfield Apartments will consist of 10 one-bedroom units and 30 two-bedroom units contained in 8 buildings. The complex will offer a playground and central laundry facilities.

   Individual units will contain a refrigerator, range, air conditioning, smoke detectors and a patio or porch.

   Construction of Westfield Apartments is anticipated to begin in February, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                      Number
of Units      Completion    of Units       Rent-Up
----------- ------------- -----------  ----------------
20            June, 1997       10     July, 1997
20            July, 1997       10     August, 1997
                               10     September, 1997
                               10     October, 1997

   THE WILLOW POINT PARTNERSHIP
   (Willow Point Apartments)
Willow Point Apartments is a 120-unit apartment complex for families which is to be constructed in Jackson, Mississippi. Willow Point Apartments will consist of 16 one-bedroom units, 72 two-bedroom units and 32 three-bedroom units contained in 6 buildings. The complex will offer a pool, recreation room and central laundry facilities.

   Individual units will contain a refrigerator, range, dishwasher, disposal, air conditioning, smoke detectors and a patio or porch.

   Construction of Willow Point Apartments is anticipated to begin in March, 1997. The Operating General Partner anticipates that construction completion and occupancy will occur as follows:

 Number                         Number
of Units       Completion      of Units       Rent-Up
----------- ---------------- -----------  ---------------
40           September, 1997      10     October, 1997
40             October, 1997      10     November, 1997
40            November, 1997      10     December, 1997
                                  10     January, 1998
                                  10     February, 1998
                                  10     March, 1998
                                  10     April, 1998
                                  10     May, 1998
                                  10     June, 1998
                                  10     July, 1998
                                  10     August, 1998
                                  10     September, 1998

                               * * * * * * * *


   MANAGEMENT
The disclosure under the section of the Prospectus entitled "Management" on page 89 under the subheading "Herbert F. Collins" incorrectly states that Mr. Collins currently serves as Chairman of the Massachusetts Housing Policy Commission. Mr. Collins was Chairman in 1992 only.



   C&M ASSOCIATES D/B/A BOSTON CAPITAL ASSOCIATES
C&M Associates, a Massachusetts general partnership, is the general partner of the General Partner. (See "Management" and pages I-5 through I-8 in the Prospectus.) The sole partners of C&M Associates, Mr. Collins and Mr. Manning, currently have no commitment, intent or reasonable probability that they will fund cash flow deficits or furnish other direct or indirect financial assistance to C&M Associates.


   FOR NEBRASKA INVESTORS ONLY:
The Fund may not complete a sale of BACs to an Investor until at least five business days after the Investor receives a final Prospectus.

   FOR NEW HAMPSHIRE INVESTORS ONLY:
The Suitability requirements for New Hampshire residents on page 22 of the Prospectus are hereby superseded by the following:

   Additional Suitability Requirements: (1) minimum annual gross taxable income of at least $50,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $125,000 or (2) a net worth (exclusive of home, home furnishings and automobiles) of not less than $250,000.


   FOR MASSACHUSETTS INVESTORS ONLY:
Sales of BACs are not deemed completed until five days after an Investor has received the Prospectus, and an Investor may receive a refund of his/her subscription within said five day period.